[EGC LETTERHEAD]

                                                               EXHIBIT 5(a)


                                  December 30, 1994

          NUI Corporation
          550 Route 202-206
          Bedminster, New Jersey 07921-0760

          Gentlemen:

          In connection with the proposed issuance and sale by NUI Corporation, a New Jersey corporation (the "Corporation"), pursuant to the NUI Corporation Savings and Investment Plan (the "Plan") of up to 300,000 additional shares of its authorized but unissued common stock, no par value (the "Stock"), I have examined, among other things, the Registration Statement on Form S-8, including the prospectus (the "Registration Statement"), which is to be filed under the Securities Act of 1933 (the "Act").

          I am of the opinion that when (i) the Registration Statement shall have become effective and (ii) the sale prices for the Stock shall have been determined in the manner set forth in the Registration Statement, the Stock proposed to be sold as set forth in the Registration Statement will, when so sold, be validly issued, fully paid and non-assessable.

          Based on the provisions of the Plan, it is also my opinion that the participation of the employees of the Corporation and its subsidiaries in the Plan, which are also being registered pursuant to the Registration Statement, will be valid, fully paid and non-assessable rights of such employees in accordance with and subject to the terms and provisions of the Plan.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement as presently to be filed or thereafter amended. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   MARY PATRICIA KEEFE

                                   Mary Patricia Keefe
                                   Group Vice President and
                                   General Counsel